ORANGE-CO, INC.
                     2020  Highway 17 South
                         P. O. Box 2158
                   Bartow, Florida 33831-2158


                 ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD FEBRUARY 22, 1996


                        PROXY STATEMENT

                          SOLICITATION

      The Board of Directors of Orange-co, Inc. ("the Company") hereby solicits proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Citrus and Chemical Bank, 600 North Broadway, Bartow, Florida on February 22, 1996 at 10:00 A.M. local time and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith. A proxy may be revoked at any time prior to the exercise thereof by giving written notice of revocation to the Secretary of the Company at or before the Annual Meeting, by duly executing a subsequent proxy relating to the same number of shares or by attending the Annual Meeting and voting in person. In addition to the use of the mails, Directors, Officers, and regular employees may, without additional compensation, solicit proxies in person or by telephone, personal interview, mail, or telegraph. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's common stock to forward proxy soliciting material to the beneficial owners of such shares and the Company will reimburse such record holders for their reasonable expenses incurred in connection therewith. The cost of solicitation of proxies will be borne by the Company.

     It is anticipated that this proxy statement and accompanying notice, proxy card and the Company's Annual Report will first be sent to the stockholders of the Company on or about January 19, 1996.



                       VOTING SECURITIES

      The Company has only one class of voting securities outstanding, its Common Stock, $.50 par value per share, of which 10,298,475 shares were outstanding as of January 5, 1996. Each share entitles the holder thereof to one vote. Only stockholders of record at the close of business on January 5, 1996 will be entitled to vote at the meeting or any and all adjournments thereof.



                                 -1-


Securities Ownership of Certain Beneficial Owners

      The following table sets forth information as of January 5, 1996, regarding the ownership of the Company's Common Stock by each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock.

 Name and Address of          Amount and Nature of     Percent of
 Beneficial Owner             Beneficial Ownership     Class
 Ben Hill Griffin, Inc.         5,105,160(1)            49.57
 700 S. Alternate Hwy. 27
 Frostproof, Florida 33843


<F1>
(1) Does not include 158,100 shares beneficially owned by Ben Hill Griffin, III. Mr. Ben Hill Griffin, III, Chairman and Chief Executive Officer of the Company, beneficial owner of the majority of the voting stock of Ben Hill Griffin, Inc., may be considered to be the indirect beneficial owner of the Company Common Stock owned by Ben Hill Griffin, Inc. by virtue of his power to direct the voting and disposition of the shares owned by Ben Hill Griffin, Inc.



               NOMINEES FOR ELECTION AS DIRECTORS

     At the Annual Meeting nine Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such
Directors.   Each of the nine nominees is presently a member of
the Board of Directors, has consented to being named in this proxy statement and has notified management that they intend to serve, if elected. If any of the nominees should be unable to serve as a Director, the persons designated by proxies reserve full discretion to cast their votes for another person in his place.


      The  Board  of Directors recommends that Stockholders  vote
"FOR" the proposal to elect the nine nominees listed on pages  3 and 4 as Directors of the Company.




                             -2-


      The information set forth below as to age, shareholdings, and business experience for the past five years, including principal occupation or employment, has been furnished by each nominee, all of which currently serve as directors:

                                                    Shares
                         Position, Principal        Beneficially
                         Occupations and Other      Owned as of       Percent
Name and Age             Directorships              January 5, 1996   of Class
 Ben Hill Griffin III,  Director, Chairman of the    158,100 (1)      1.54
 53 (2)                 Board and Chief Executive
                        Officer of the Company
                        since May 28, 1992.
                        Chairman of the Board,
                        President and Chief
                        Executive Officer of Ben
                        Hill Griffin Inc.,
                        (citrus production,
                        harvesting and packing,
                        fertilizer manufacturing
                        and ranching). Director,
                        Chairman of the Board,
                        President and Chief
                        Executive Officer of
                        Alico, Inc., (a publicly-
                        owned agribusiness
                        company).  Director of
                        SunTrust Banks, Inc.

 John R. Alexander,     Director,  Senior Vice          1,177       *
 59 (2)                 President and Secretary
                        of the Company since
                        May 28, 1992. Director,
                        Vice President and
                        Secretary of Ben Hill
                        Griffin, Inc. Director of
                        Farm Credit of Southwest
                        Florida.

 Richard A. Coonrod,    Director of the Company         1,000        *
 64                     since February 1990.
                        President and Chief
                        Executive Officer of
                        Coonrod Agriproduction
                        Corporation (food and
                        agribusiness).  General
                        Partner of The Food Fund
                        (investment partnership).

 Paul E. Coury,  MD,    Director of the Company         1,000        *
 71                     since December 15, 1992.
                        Occupational physician.

 George W. Harris,      Director of the Company         1,000        *
 Jr., 61 (2)            since December 15, 1992.
                        Chairman of the Board and
                        Chief Executive Officer
                        of Citrus and Chemical
                        Bank.

 W.  Bernard Lester,    Director of the Company         1,400        *
 56                     since May 28, 1992.
                        Director,  Executive Vice
                        President and Chief
                        Operating Officer of
                        Alico Inc.
                        (agribusiness). (3)



                                -3-


 Gene Mooney, 52        Director of the Company            270        *
                        since October 14,1993.
                        President and Chief
                        Operating Officer of the
                        Company since November 13,
                        1992.

 C.B. Myers, Jr.,       Director of the Company          6,500         *
 74 (4)                  since May 28, 1992.
                        Practicing attorney and
                        President of Peterson,
                        Myers, Craig, Crews,
                        Brandon & Puterbaugh, P.A.

 Thomas H. Taylor,      Director of the Company          1,000         *
 Sr., 60                since May 28, 1992.
                        Chairman of the Board and
                        Chief Executive Officer of
                        Taylor Ranch, Inc.
                        (agribusiness).

*  Less than one percent.
<F1>
(1)Does not include 5,105,160 shares owned by Ben Hill Griffin, Inc. over which Mr. Griffin has the power to direct its voting and disposition by reason of his position as a director and Chief Executive Officer; includes 10,100 shares owned by Mr. Griffin's minor children.

<F2>
(2)Messrs. Griffin, Harris and Alexander are brothers-in-law.
<F3>
(3)49.71% of the common stock of Alico, Inc. is owned by Ben Hill
Griffin, Inc.
<F4>
(4)Mr. Myers and other members of Peterson, Myers, Craig, Crews, Brandon & Puterbaugh, P.A. provided legal services to the Company during fiscal
1995 and continue to provide such services as of the date of this proxy.


DIRECTOR'S COMPENSATION

      Directors of the Company are paid $1,000 for each Board meeting and separately scheduled committee meeting attended except for Executive Committee meetings for which no fees are paid. Out-of-pocket expenses related to the attendance of Directors at such meetings are reimbursed by the Company.

FURTHER INFORMATION CONCERING THE BOARD OF DIRECTORS

      The Board of Directors conducts its business through meetings of the Board and through its standing committees. In accordance with the By-laws of the Company, the Board of Directors currently has an Executive, an Audit, and a Compensation Committee established as standing committees of the
Board.   The Board of Directors held 6 meetings during fiscal
1995.   Each Director attended at least 75 percent of the total
number of meetings of the Board of Directors and the Committees on which they serve.

      The Executive Committee, which exercises, to the extent permitted by Florida Law, all the powers of the Board of Directors during intervals between Board meetings, consists of Ben Hill Griffin, III, W. Bernard Lester, Gene Mooney, and John
R. Alexander.  The Executive Committee met 16 times during fiscal
1995.


                              -4-

      The Audit Committee, which is composed of C.B. Myers, Jr., Thomas H. Taylor, Sr., and Richard A. Coonrod, has authority to recommend to the Board of Directors the independent public accountants to serve as auditors, reviews with the independent auditors the annual audit plan, the financial statements, the auditor's report and their evaluation and recommendations concerning the Company's internal controls and approves the types of professional services for which the Company may retain the independent auditors. The Audit Committee held 2 meetings during fiscal 1995.

      The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. It also administers the Company stock option plans described herein in accordance with their terms. The members of the Compensation Committee are C.B. Myers, Jr., Thomas H. Taylor, Sr. and Paul E.
Coury.   The Compensation Committee held 2 meetings during fiscal
1995.


                       EXECUTIVE OFFICERS

      The Executive Officers shown below currently serve in the capacities indicated. Executive Officers are normally appointed by the Board of Directors and serve at the pleasure of the Board.

 Name and Age         Position, Principal Occupations and Other Directorships
 Ben Hill Griffin,      Chairman of the Board and Chief Executive
 III, 53                Officer  and  a Director of  the  Company
                        since  May 1992.  Since 1990, Mr. Griffin
                        has  served  as  Chairman of  the  Board,
                        President and Chief Executive Officer  of
                        Ben   Hill  Griffin,  Inc.  ("BHGI"),   a
                        privately  held agribusiness involved  in
                        the production, harvesting, packaging and
                        marketing  of citrus products.  Prior  to
                        1990,  Mr.  Griffin  served  for  several
                        years  as  Vice Chairman and Senior  Vice
                        President of BHGI.  Also since 1990,  Mr.
                        Griffin  has  served as Chairman  of  the
                        Board   of   Alico,  Inc.  ("Alico"),   a
                        publicly-owned agribusiness company.  Mr.
                        Griffin has also been President and Chief
                        Executive  Officer of Alico  since  1988.
                        Prior  to  1988, Mr. Griffin was  a  Vice
                        President of that company for ten years.

 Eugene  C.  Mooney,    President and Chief Operating Officer  of
 52                     the Company since November 1992; Director
                        of  the Company since October 1993.   Mr.
                        Mooney   previously  served  as   General
                        Manager (in transition) of Winter  Garden
                        Citrus  Products Cooperative  from  April
                        1992 to November 1992.  Mr. Mooney served
                        as Vice President of Operations and Sales
                        for  Silver  Springs Citrus  Cooperative,
                        Inc. from November 1989 to April 1992.

 John R. Alexander,     Senior Vice President, Secretary  and  a
 59                     Director  of the Company since May  1992.
                        For  over  five years, Mr. Alexander  has
                        served  as  Director, Vice President  and
                        Secretary of Ben Hill Griffin, Inc.


                                   -5-

 Dale  A. Bruwelheide,  Vice  President, Chief Financial Officer,
 46                     Treasurer and Assistant Secretary of  the
                        Company   since   December   1991.    Mr.
                        Bruwelheide  previously  served  as  Vice
                        President  and Controller of the  Company
                        from  May  1991  to December  1991.   Mr.
                        Bruwelheide  also  served  as   Assistant
                        Secretary  and Controller of the  Company
                        from  January  1991  to  May  1991.   Mr.
                        Bruwelheide previously held the  position
                        of  Vice President of Finance with  Ewell
                        Industries, Inc. for over five years.

 Conrad L. Williams,    Vice  President  of Sales  and  Marketing
 65                     since   March   1991  for  Orange-co   of
                        Florida,  Inc.  ("OCF"),  a  wholly-owned
                        subsidiary of the Company.  Mr.  Williams
                        previously  served as Director  of  Sales
                        for OCF since August 1987.


Stock ownership of executive officers, exclusive of those named previously, is as follows:

                       Position, Principal
 Name and Age          Occupations and          Shares Beneficially    Percent
                       Other Directorships      Owned as of 1/5/96     of Class
 Dale A. Bruwelheide,  Vice President and             5,100 (1)           *
 46                    Chief Financial Officer

 Conrad L. Williams,   Vice President, Sales          5,625 (2)           *
 65                    and Marketing, of
                       Orange-co of Florida,
                       Inc.
 All Directors and                                  173,931 (3)           1.69
 Executive Officers
 as a group
 (14 persons)

 *Less than one percent
<F1>
(1)Consists of options to purchase 5,000 shares which are currently exercisable and 100 shares owned directly by Mr. Bruwelheide.

<F2>
(2) Consists of options to purchase 5,625 shares which are currently exercisable.

<F3>
(3)Does not include the beneficial interest which Mr. Griffin, III may have in the shares of the Company Common Stock owned by Ben Hill Griffin, Inc. which total 5,105,160 shares; does include options to purchase shares of the Company's Common Stock which are held by Executive Officers and are exercisable within 90 days.




                             -6-



                  COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of outside Directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Committee has available to it an outside compensation consultant and access to independent compensation data. The Committee thus has access to industry and area compensation information on executives in similar companies, both larger and smaller than the Company.

The Company's executive compensation program provides an overall level of compensation that is competitive within the Florida citrus industry. Actual compensation levels may be greater or less than average competitive levels in surveyed companies based on annual long-term Company performance as well as individual performance. The Compensation Committee uses discretion to set executive compensation, including compensation for the Chief Executive Officer, where in its judgment external, internal or individual circumstances warrant, but considering the level of profits achieved, the relative relationship of each executive's contribution to the Company's success and each executive's performance of his assigned responsibilities. Generally, the higher the profit achieved by the Company, the greater the bonuses awarded to the Company executives. The Chief Executive Officer's compensation for fiscal 1995 was increased as a result of the increased profit achieved by the Company.

The Company's executive compensation program is comprised of base salary, annual cash incentive compensation and various benefits, including medical and pension plans generally available to
employees of the Company.   In the Committee's opinion, the
Company's executives are properly compensated at the present time when compared with others in similar positions in companies of the same size in the Florida citrus industry.

No member of the Committee is a former or current Officer or employee of the Company or any of its subsidiaries.



  COMPENSATION COMMITTEE INTERLOCKS AND INSIDERS PARTICIPATION

The Compensation Committee is composed of C. B. Myers, Jr., Chairman; Thomas H. Taylor and Dr. Paul E. Coury, M.D. There were no interlocks of executive officers or Board Members of the Compensation or equivalent committee or another entity which has any executive officers serving on the Compensation Committee of the Company. No executive officer of the Company serves as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served as a director of the Company. No executive officer of the Company served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of the Company.


                   SUMMARY COMPENSATION TABLE
                        Annual Compensation

                                                         Long-term
                                                         Compensation
Name and Principal                         Other Annual   Options/  All Other
Position             Year  Salary  Bonus  Compensation(2)  SARS(#)  Compensation
 Chairman of the
 Board & Chief
 Executive Officer
 Ben Hill Griffin,   1995   110,000 175,000   28,000 (3)       -          -
 III                 1994   100,000 125,000   20,917           -          -
                     1993   100,000  85,000   19,600           -          -

 Executive Officers
 Gene Mooney (1)     1995   138,938  80,000   53,282 (4)       -          -
 President &         1994   135,000  47,500   38,760           -          -
 Chief Operating     1993   125,000  30,000   10,882           -          -
 Officer

 John R. Alexander   1995    92,621  45,000   57,744 (5)       -          -
 Senior Vice         1994    90,000  37,500   42,744           -          -
 President and       1993    80,417  35,000   21,481           -          -
 Secretary

 Dale A. Bruwelheide 1995    87,675  45,000   27,635 (6)       -          -
 Vice President &    1994    83,500  30,000   20,352           -          -
 Chief Financial     1993    80,000  20,000   12,693           -          -
 Officer

 Conrad L. Williams  1995    89,852  25,000   15,409 (7)       -          -
 Vice President      1994    86,297  22,000   12,693           -          -
 of Sales &          1993    82,680  20,670   13,434           -          -
 Marketing

<F1>
(1) Gene Mooney joined the Company in November 1992 as President and Chief Operating Officer. In October 1993 Mr. Mooney was
elected to serve  as a director of the Company.   The $125,000
annual salary represents his annual salary of which $110,883 was paid in fiscal 1993 due to the fact that he served in this position only part of the year. Mr. Mooney's compensation also includes $3,000 in 1993 for living expenses.

<F2>
(2) Other annual compensation amounts generally include Company contributions to the named executives' Deferred Compensation Plan, Management Security Plan, Profit Sharing Plan, Director fees, accrued amounts for automobile allowances and dues.

<F3>
(3) Other annual compensation includes $20,000 contributed to the Company's Profit Sharing Plan.

<F4>
(4) Other annual compensation includes $26,582 in accrued retirement benefits under the Company's Management Security Plan and $15,563 contributed to the Company Profit Sharing Plan.

<F5>
(5) Other annual compensation includes $37,042 in accrued retirement benefits under the Company's Management Security Plan.

<F6>
(6) Other annual compensation includes $9,228 in accrued retirement benefits under the Company's Management Security Plan.

<F7>
(7) Other annual compensation includes $7,286 contributed to the Company's Profit Sharing Plan.

         AGGREGATED OPTION/SAR EXERCISED IN FISCAL 1995
              AND FY-END 1995 OPTION/SAR VALUES(1)

                                                                      Dollar
                                                                      Value of
                                                                      Unexercise
                                                                      in-the
                                                                      Money
                                                                      Options
                                                   Unexercised        at Fiscal
                    Shares Acquired  Value         Options at Fiscal  Year End
 Name               on Exercise (#)  Realized ($)  Year End 1995 (#)  1995($)
 Ben Hill Griffin,        -0-          -0-              -0-             -0-
 III

 Dale A. Bruwelheide      -0-          -0-             5,000           8,438

 Conrad L. Williams       -0-          -0-             5,625           8,438


<F1>
 (1)   The Company does not have a stock appreciation rights plan.
<F2>
 (2) All options listed were exercisable as of September 30, 1995. There were no options held by the named persons which were not exercisable as of September 30, 1995.


CONTINGENT COMPENSATION

      The Company maintains seven compensation plans under which the Executive Officers and key employees of the Company and its participating subsidiaries and affiliates are eligible for benefits.

     Company Stock Option Plans. The Company maintains two stock option plans, both of which have been approved by the Company's
shareholders.    The Company's Compensation Committee (the
"Committee"), which is composed entirely of persons who are not eligible to participate in these plans, administers these plans and has discretion to select key employees to whom options will be granted and the number of shares subject to each option. Generally, options will be granted to an employee based upon the Committee's assessment of the employee's ability to contribute materially to the growth and development of the Company.

      Under the 1984 Incentive Stock Option Plan (the "1984 ISO Plan"), the Committee granted only incentive stock options. This Plan expired in November 1994 and no further options can be granted pursuant to the Plan. At September 30, 1995, there were 1325 options outstanding but unexercised. Effective December 1, 1995, all options granted under the 1984 ISO Plan expired.

     Under the Company's 1987 Employee Stock Option Plan (the "1987 Plan"), the Committee may grant options that are incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options that do not meet the requirements of incentive stock options. Under the 1987 Plan, options generally become exercisable to the extent of 33 1/3% of the subject shares in each year beginning one year after the date of grant, subject to such other terms as the Committee may determine, but no option may be exercisable prior to one year from the date it is granted. However, all outstanding options granted under the 1987 Plan became immediately exercisable pursuant to its terms when Ben Hill Griffin, Inc. and an affiliate acquired beneficial ownership of more than 50% of the Company's then outstanding voting securities on May 28, 1992. Payment for shares to be acquired upon exercise of options granted under the Company's stock option plans may be made in cash or, at the discretion of the Committee, by surrender of previously owned shares of Common Stock, which will be valued for such purposes at the average of the highest and lowest selling price on the New York Stock Exchange on the date of exercise. During fiscal 1995, no options to purchase shares of Common Stock were awarded to the Company's Executive Officers under either Plan and no options were exercised by current Executive Officers under either Plan during fiscal 1995.

The following table contains information regarding the shares of Common Stock reserved under the Company's stock option plans, the year each stock option plan terminates and the maximum term of options granted thereunder.

                Shares Reserved       Plan              Maximum
 Plan           for Issuance     Termination Date    Term of Option
 1987 Plan        750,000            1997              10 years (1)(2)
 1984 ISO Plan     75,000            1994              10 years (1)

<F1>
(1) 5 years for incentive stock options if the option holder owns more than 10% of the voting power of the Company, its parent or subsidiaries.
<F2>
(2) 10 years and 1 day for non-qualified stock options.


   401(k)  Plan.   The Company has a Salary Deferral Plan which
meets the qualifications of Section 401(k) of the Code (the "401(k) Plan"). Employees may elect to participate beginning on the first calendar quarter following date of employment or the first of any subsequent calendar quarter and are eligible to make tax-deferred contributions of up to the lesser of 15% of annual compensation or that which is allowed under the Code (indexed
annually).   The Company will match, in accordance with rates to
be established annually by the Board of Directors, those contributions made by participants who are employed by the Company on the last day of the Plan Year. Under certain circumstances, if the 401(k) Plan is considered "top-heavy" under applicable provisions of the Code, the Company may be required to make a contribution to "non-key" employees and the amount of compensation taken into account for key employees may be limited. Contributions by the Company vest immediately. Withdrawals from tax-deferred and employer contribution accounts can generally be made only after reaching certain qualifications allowed under the Code. No amounts were accrued for the benefit of the Company's Executive Officers during Fiscal 1995. The 401(k) Plan previously contained a profit sharing provision. Effective January 1, 1993, the 401(k) Plan was amended to provide that no further employer discretionary contribution would be made to the 401(k) Plan and a separate Profit Sharing Plan was adopted.

   Profit Sharing Plan. Effective January 1, 1993, the Company established a Profit Sharing Retirement Plan which meets the qualifications of Section 401(c) of the Code (Profit Sharing
Plan). All employees begin participation on the later of January 1, 1993 or date of employment. Vesting is governed by seven year graduated vesting including credit for continuous service with the Company prior to the effective date. Participants' accounts will fully vest upon death, disability or attainment of retirement age. Withdrawals may be made upon the occurrence of the earlier of death, total disability or retiring at age 65.
The Company's discretionary contribution is determined annually by the Board of Directors and is allocated among eligible participants' accounts in the proportion that each participant's compensation bears to the total compensation of all eligible employees during the year. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1995 are reflected in the table under "Executive Compensation".

   Deferred Compensation Plan. Because the Company's Executive Officers are effectively precluded from meaningful participation in the Company's 401(k) Plan, the Company established a non-qualified, unfunded plan to permit Executive Officers to defer receipt of a percentage of pre-tax annual compensation. The Deferred Compensation Plan is administered by the Compensation Committee, which selects, from senior management, top executive and highly compensated employees, those employees who will participate in the Deferred Compensation Plan. Participants are guaranteed a rate of return no less than the Moody's Seasoned Long Term Bond Index. The Company matches, in accordance with rates established annually by the Board of Directors, those contributions made by participants who are employed by the Company on the last day of the Plan Year. In the event of the death of an employee, a participant's beneficiary is entitled to the greater of five times the amount deferred in the participant's initial year or the total amount credited to the
participant's account.   Benefits are paid in ten consecutive
annual installments, or can be paid in a single lump sum with Committee approval. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1995 are reflected in the table under "Executive Compensation".

   Bonus Plan. The Board of Directors has established a Bonus Plan to reward all executive, management and supervisory personnel for contributions to the operations and profits of the
Company.   The Plan is discretionary and all bonuses will be
awarded only at the discretion of the Board of Directors.

   Group Long-Term Disability  Plan.   The Company's non-
participating group long-term disability insurance plan (the "LTDP") provides reimbursement to disabled employees equal to 60% of their basic monthly earnings, subject to a maximum monthly
benefit of $9,000.   No payments were made to the Company's
Executive Officers under the LTDP during fiscal 1995.

   Management Security Plan. The Company has implemented a non-qualified deferred benefit retirement plan. The Plan covers certain management and key personnel of the Company. The Plan is designed to provide a set monthly benefit after the participant reaches age 65. The participants are required to pay a portion of the cost of the Plan and the Company pays the remaining amount. The expense and monthly benefit amount is based on the participant's annual salary and age at the date of entry into the Plan. Amounts accrued for the benefit of the Company's Executive Officers during fiscal 1995 are reflected in the table under "Executive Compensation".

STOCK PERFORMANCE GRAPH

   As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five-year comparison of stock performance of the Company with stock performance of a broad equity index such as the S&P 500 Stock Index and either a published industry index or a Company-constructed peer group index.

   The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years, with the cumulative total return on the S&P 500 Index and the S&P Food Stock Index of the same period. (Assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the S&P Food Stock Index on September 30, 1990.)

   There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph below. The Company will not make nor endorse any predictions as to future stock performance.


 YEAR               S&P FOOD        S&P 500        ORANGE-CO, INC.
 1990               $100             $100               $100
 1991               $140             $131               $ 81
 1992               $159             $146               $110
 1993               $144             $165               $ 79
 1994               $159             $171               $ 94
 1995               $198             $221               $119

Total return calculations for the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

Total return calculations for the S&P Food Index (consisting of approximately 15 companies) is maintained by Standard &
Poor Inc. and reported in "Stocks in the S&P 500". Total return calculations for the S&P Food Index were performed by Standard & Poor's Compustat Services, Inc.

             TRANSACTIONS WITH MANAGEMENT AND OTHERS

   The Company handled 1,204,778 boxes of fruit under a marketing contract during fiscal 1995 for Ben Hill Griffin, Inc., a Company controlled by Ben Hill Griffin, III, the Company's Chairman of the Board and Chief Executive Officer. The marketing contract is equivalent to contracts with other growers. Under the contract terms, Ben Hill Griffin, Inc.'s fruit is processed and marketed along with fruit from the Company and from other growers. Proceeds from sales of finished products and all by-products, less costs of processing and service fee, are paid to growers on the basis of fruit delivered to the Company. The Company makes advances on marketing contracts which are recovered from the final fruit returns. The total amount paid to Ben Hill Griffin, Inc. under the terms of this contract during the year ended September 30, 1995 was $2,948,395. Additionally, during fiscal 1995, the Company paid Ben Hill Griffin, Inc. $594,000 for fruit purchased under a spot fruit purchase contract. Also, the Company paid Ben Hill Griffin, Inc. $2,451,000 for other goods and services, principally the purchase of fertilizer and citrus trees at prices approximating market during fiscal 1995.


                      INDEPENDENT AUDITORS

   KPMG Peat Marwick LLP was engaged to audit the financial statements of the Company and its subsidiaries for the 1995 fiscal year and is expected to act in such capacity for the 1996
fiscal year.   A representative of KPMG Peat Marwick LLP is
expected to be present at the Annual Meeting, will be afforded an opportunity to make a statement at the Meeting if desired, and will be available to respond to appropriate questions. The Board of Directors' selection of KPMG Peat Marwick LLP as auditors will not be placed before the shareholders for ratification.

    OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING

The Company's management knows of no business which may come before the Annual Meeting except that indicated above. However, if other business is brought before the Annual Meeting, the persons acting under the enclosed form of proxy may vote thereunder in accordance with their best judgment.

                PROPOSALS FOR 1997 ANNUAL MEETING

   Shareholders' proposals intended to be presented at the 1997 Annual Meeting should be sent certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by August 28, 1996 for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record on the date the proposals are submitted and who continue in such capacity through the 1997 Annual Meeting date, of at least 1% or $1,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

                         By Order of the Board of Directors,



                         /s/John R. Alexander
                         ___________________________________
                         John R. Alexander
                         Secretary